UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2021

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Topgolf Financial Statements

As previously disclosed, on March 8, 2021, Callaway Golf Company, a Delaware corporation (“Callaway”), completed its merger (the “Merger”) with Topgolf International, Inc., a Delaware corporation (“Topgolf”). This Current Report on Form 8-K is being filed to present (i) the audited consolidated financial statements of Topgolf as of January 3, 2021 and December 29, 2019 and for the fiscal years ended January 3, 2021, December 29, 2019 and December 30, 2018, which are attached hereto as Exhibit 99.1 and incorporated herein by reference, and (ii) the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021, in each case, giving effect to the Merger as if it had occurred on January 1, 2020, which are attached hereto as Exhibit 99.2 and incorporated herein by this reference. This Current Report on Form 8-K will permit us to incorporate the financial information included herein by reference in future filings with the Securities and Exchange Commission.

Financial Statement Matters

Callaway is also filing this Current Report on Form 8-K to correct certain errors in its previously presented supplemental pro forma information with respect to the Merger. Such supplemental pro forma information was included in Part I, Item 1, in Note 6 to the consolidated condensed financial statements included in its Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2021 and June 30, 2021, which were filed with the Securities and Exchange Commission on May 10, 2021 and August 9, 2021, respectively (the “Quarterly Reports”). These immaterial errors resulted in the misstatement of net income (loss) on a pro forma basis (as if the Merger had occurred on January 1, 2020) for each of the three months ended March 31, 2021 and 2020, and each of the three and six months ended June 30, 2021 and 2020. Subsequent to the filing of the Quarterly Reports, management identified these errors, which were related to tax calculations on Callaway’s pro forma adjustments as well as the presentation of stock compensation expense for pro forma purposes. Such errors did not otherwise have any impact on, and were not the result of any error in, Callaway’s consolidated condensed financial statements.

The following tables present the corrected supplemental pro forma net income (loss) (as well as the corresponding previously reported information) for the three months ended March 31, 2021 and 2020, and for the three and six months ended June 30, 2021 and 2020, in each case, as if the Merger had occurred on January 1, 2020. The information set forth below remains subject to the other assumptions and disclosures set forth in the Quarterly Reports.

Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2021:

	Three Months Ended March 31,
	2021	2020

	(in thousands)
Pro forma net income (as corrected)	$24,925	$153,123
Pro forma net income (as previously reported)	44,216	165,749

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Pro forma net income (loss) (as corrected)	$92,081	$(348,239)	$117,007	$(195,116)
Pro forma net income (loss) (as previously reported)	59,552	(272,089)	103,767	(106,340)

The information set forth above is not an amendment to the Quarterly Reports and does not modify or update the disclosures therein in any way, other than to reflect the correction of the immaterial errors described above. All other information in the Quarterly Reports remains unchanged and reflects the disclosures made at the date of filing of the Quarterly Reports, and should be read in conjunction with Callaway’s subsequent filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Topgolf International, Inc.

Exhibit 99.1	Audited Consolidated Financial Statements of Topgolf International, Inc. as of January 3, 2021 and December 28, 2019 and for the fiscal years ended January 3, 2021, December 29, 2019 and December 30, 2018.

Exhibit 99.2	Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended December 31, 2020 and the six months ended June 30, 2021

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: September 15, 2021	By:	/s/ Jennifer Thomas
	Name:	Jennifer Thomas
	Title:	Vice President and Chief Accounting Officer